CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II)WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Sotheby's EST. 1744

فاتورة أولية قياسية
STANDARD PROFORMA INVOICE

Sotheby's Limited

King Fahd Road, 7277, 3333 Al Olaya District
Riyadh - 12212
Saudi Arabia المملكة العربية السعودية

CR:	[***]	رقم تسجيل الشركة
VAT No.:	[***]	الرقم الضريبي
Phone:	[***]	الهاتف
Email: [***]		البريد الإلكتروني

TOTAL AMOUNT DUE	إجمالي المبلغ المستحق
USD	1,200,000.00

Exports Invoice

Draft Invoice No. :	[***]	
Draft Invoice Issue Date :	2025-02-08	مسودة تاريخ الفاتورة
Due Date :	[***]	تاريخ الاستحقاق

Payment Means : طرق الدفع
Payment to bank account

Notes : ملاحظات
NA

BILLED TO: مفوتر إلى

Masterworks Gallery, LLC a.a.o. Mas #52769604

Masterworks Gallery, LLC a.a.o. Mas #52769604

225 Liberty Street, Floor 29, USA
New York - 10281

Phone:	[***]	الهاتف
Email: [***]		البريد الإلكتروني

PAYMENT INFO معلومات السداد

Bank Country:	Saudi Arabia المملكة العربية السعودية	دولة الحساب البنكي
Beneficiary Name:	Sothebys Limited	اسم المستفيد
Account No:	[***]	رقم الحساب
Bank Name:	[***]	اسم البنك
IBAN:	[***]	رقم الأيبان
SWIFT Code:	[***]	رقم السويفت

Special Tax Treatment : تعليمات ضريبية خاصة
NA

Payment Terms : آلية السداد
[***]

No. رقم	ITEM / SERVICE Service Code المنتج / الخدمة	QUANTITY Unit of Measure الكمية وحدة المقياس	UNIT RATE (USD) سعر الوحدة	TAXABLE AMOUNT -USD (Excluding VAT) المبلغ الخاضع للضريبة	VAT AMOUNT (USD) (%) مبلغ الضريبة	SUB TOTAL -USD (Including VAT) المجموع الإجمالي شامل الضريبة
1	Lot 27 | Banksy, Subject to Availability Hammer Price	1.00 Lot	1,000,000.00	1,000,000.00	0.00 0.00%	1,000,000.00
2	Lot 27 | Banksy, Subject to Availability Buyer's Premium	1.00 Lot	200,000.00	200,000.00	0.00 0.00%	200,000.00

Total (Excluding VAT) :	USD	1,200,000.00	الإجمالي بدون الضريبة
Total Taxable Amount : (Excluding VAT)	USD	0.00	إجمالي المبلغ الخاضع للضريبة
Total VAT:	USD	0.00	قيمة الضريبة
Total VAT in SAR :	SAR	0.00	إجمالي الضريبة

Total Amount Due :	**USD**	**1,200,000.00**	**إجمالي المبلغ المستحق**

مليون و مئتا ألف - USD

USD - One million two hundred thousand